EXHIBIT 23.1

CONSENT OF COUNSEL

We consent to the designation of our firm in the Prospectus portion of the Registration Statement under the heading "Legal Opinions."

/s/ Duane Morris LLP

Duane Morris LLP

September 8, 2003